COOPERS & LYBRAND, L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of CellularVision USA, Inc. on Form S-3 (File No. 333- ) of our report dated April 15, 1998 on our audits of the consolidated financial statements and financial statement schedule of CellularVision USA, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                    Coopers & Lybrand, L.L.P.

New York, New York
May 22, 1998